UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – July 2, 2013

Platinum Underwriters Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-31341	98-041683
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

The Belvedere Building 69 Pitts Bay Road Pembroke, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

(441) 295-7195

(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Platinum Underwriters Holdings, Ltd. (the “Guarantor”) and Platinum Underwriters Bermuda, Ltd. (the “Borrower”) entered into an Amendment and Restatement Agreement dated July 2, 2013 relating to a Facility Agreement dated July 31, 2012 for the Borrower with National Australia Bank Limited (“NAB”) as Arranger, Original Bank, Agent and Security Agent and ING Bank N.V. (“ING”) as Increase Bank (the “Amendment Agreement”). Pursuant to the Amendment Agreement, the Borrower and the Guarantor entered into an Uncommitted U.S.$125,000,000 Facility Agreement dated July 31, 2012 as amended and restated on July 2, 2013 with NAB as Arranger, Agent and Security Agent and NAB and ING as Effective Date Banks (the “Amended Facility Agreement”). Capitalized terms used but not defined herein have the meanings ascribed thereto in the Amendment Agreement or the Amended Facility Agreement.

Pursuant to the Amendment Agreement, the Uncommitted U.S.$75,000,000 Facility Agreement dated July 31, 2012 between the Borrower, the Guarantor and NAB as Arranger, Original Bank, Agent and Security Agent (the “Original Facility Agreement”) was amended and restated. In addition, ING assumed a Stated Amount of U.S.$50,000,000, the Total Stated Amounts increased to U.S.$125,000,000, ING became a party to the Amended Facility Agreement and ING and the other Finance Parties assumed obligations towards and acquired rights against one another as if ING had been a Bank on the date of the Original Facility Agreement.

The Amendment Agreement and the Amended Facility Agreement are governed by English law.

Other than as described herein, the material terms of the Original Facility Agreement have not changed. For a description of those terms, see Item 1.01 of the Current Report on Form 8-K filed by the registrant on July 31, 2012.

NAB, ING and any other participating banks and their affiliates may have in the past performed, and may in the future from time to time perform, lending and commercial banking or other services for the Guarantor and its subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

The foregoing description of the Amendment Agreement and the Amended Facility Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Amendment Agreement and the Amended Facility Agreement and the transactions contemplated thereby. The foregoing description is qualified in its entirety by reference to the Amendment Agreement and the Amended Facility Agreement, copies of which are attached as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information included pursuant to Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Amendment and Restatement Agreement dated July 2, 2013 relating to a Facility Agreement dated July 31, 2012 for Platinum Underwriters Bermuda, Ltd. made between Platinum Underwriters Holdings, Ltd. as the Guarantor, Platinum Underwriters Bermuda, Ltd. as the Borrower, National Australia Bank Limited as the Arranger, the Original Bank, the Agent and the Security Agent and ING Bank N.V. as the Increase Bank.

Exhibit 10.2	Uncommitted U.S.$125,000,000 Facility Agreement dated July 31, 2012 as amended and restated on July 2, 2013 made between Platinum Underwriters Holdings, Ltd. as the Guarantor, Platinum Underwriters Bermuda, Ltd. as the Borrower, National Australia Bank Limited as the Arranger, the Agent and the Security Agent and National Australia Bank Limited and ING Bank N.V. as the Effective Date Banks.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Platinum Underwriters Holdings, Ltd. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM UNDERWRITERS HOLDINGS, LTD.

By:	/s/ Allan C. Decleir
Allan C. Decleir
Executive Vice President and Chief Financial Officer

Date: July 3, 2013

Exhibit Index

Exhibit Number	Description

Exhibit 10.1	Amendment and Restatement Agreement dated July 2, 2013 relating to a Facility Agreement dated July 31, 2012 for Platinum Underwriters Bermuda, Ltd. made between Platinum Underwriters Holdings, Ltd. as the Guarantor, Platinum Underwriters Bermuda, Ltd. as the Borrower, National Australia Bank Limited as the Arranger, the Original Bank, the Agent and the Security Agent and ING Bank N.V. as the Increase Bank.

Exhibit 10.2	Uncommitted U.S.$125,000,000 Facility Agreement dated July 31, 2012 as amended and restated on July 2, 2013 made between Platinum Underwriters Holdings, Ltd. as the Guarantor, Platinum Underwriters Bermuda, Ltd. as the Borrower, National Australia Bank Limited as the Arranger, the Agent and the Security Agent and National Australia Bank Limited and ING Bank N.V. as the Effective Date Banks.

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